EXHIBIT 99.1

NEWS RELEASE

For more information:

David Doolittle

Refocus Group	Refocus Group, Inc.
404-879-9266	10300 North Central Expressway, Suite 104
ddoolittle@refocus-group.com	Dallas, TX 75231

Refocus Group Receives FDA Approval

To Initiate Final Phase of SSP Clinical Trial for Presbyopia

DALLAS, August 24, 2005—Refocus Group, Inc. (OTC: RFCG.OB, www.refocusgroup.com), a medical device company engaged in the research and development of treatments for eye disorders, today announced it has received approval from the U.S. Food and Drug Administration to begin enrollment for the final round of clinical trial surgeries for the company’s Scleral Spacing Procedure (SSP) for the surgical treatment of presbyopia.

The FDA approval to expand to the final phase of the clinical trial was based on Refocus Group’s submission of preliminary data from Phase II surgeries through mid-July 2005. A significant percentage of the planned Phase II total of 150 study participants have been enrolled and randomized into a 2-to-1 surgical or control group. All surgical patients received the company’s Scleral Spacing Procedure (SSP) for the surgical treatment of presbyopia (the loss of reading or close-up vision impacting virtually 100 percent of the population after age 40).

“We are now advancing toward the final stages of the clinical trial process of our surgical treatment for presbyopia,” said Terry Walts, president and CEO of Refocus Group. “We remain pleased with our clinical results to date, which continue to support our belief in the Scleral Spacing Procedure as a no-compromise mainstay surgical solution for the reduction or elimination of the need for reading glasses for close-up vision for many people after age 40.”

As previously announced, Refocus Group has filed preliminary consent solicitation materials to seek stockholder approval to amend the company’s Certificate of Incorporation to effect a transaction to take the company private. These preliminary materials are subject to the SEC review process. More information is available in the company’s filings at www.sec.gov.

About Refocus Group’s Scleral Spacing Procedure

Refocus Group’s Scleral Spacing Procedure for surgically treating presbyopia, primary open-angle glaucoma and ocular hypertension utilizes four scleral implants, each about the size of a small grain of rice, which are surgically implanted just under the surface of the sclera (white of eye) in the four quadrants. Presbyopia is a vision disorder that affects virtually 100 percent of the population over age 40, and continues to get worse as people age. Glaucoma affects millions and is the third leading cause of blindness for people over age 40 worldwide. The surgical procedure is the same for presbyopia, glaucoma and/or ocular hypertension. For these latter two conditions, the company believes that the procedure helps restore the natural base-line tension in the ciliary body, which allows for improvement in the natural drainage of the eye and the lowering of intraocular pressure. In the case of presbyopia, the company believes that the procedure helps reduce the crowding of the underlying tissues surrounding the crystalline lens, allowing the muscles to once again naturally reshape the lens and accommodate (focus) the eye. The company’s technology is unique in that it does not remove tissue from the eye, does not affect the cornea and is believed to be fully reversible, unlike LASIK or any other treatment involving the permanent removal and replacement of the crystalline lens with an intraocular lens. Finally, unlike various approaches to “monovision” (where only one eye is corrected for reading vision), clinical data to-date indicates that SSP improves the reading vision of both eyes without compromising distance vision. The company’s implant device is limited by United States federal law to investigational use, pending approval by the Food and Drug Administration.

About Refocus Group

Refocus Group (OTC: RFCG.OB, www.refocus-group.com) is a Dallas-based medical device company engaged in the research and development of treatments for eye disorders. Refocus holds about 90 domestic and international pending applications and issued patents, the vast majority directed to methods, devices and systems for the treatment of presbyopia, ocular hypertension and primary open-angle glaucoma.

THIS PRESS RELEASE SHALL NOT CONSTITUTE A SOLICITATION OF PROXIES FOR ANY PURPOSE. REFOCUS GROUP HAS FILED A PRELIMINARY SCHEDULE 14A AND SCHEDULE 13E-3 WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION. THE DEFINITIVE SCHEDULE 14A WILL CONTAIN A CONSENT SOLICITATION STATEMENT AND OTHER DOCUMENTS FOR THE STOCKHOLDERS' TO CONSIDER IN DECIDING HOW TO VOTE ON THE PROPOSED TRANSACTION. REFOCUS GROUP PLANS TO MAIL THE DEFINITIVE CONSENT SOLICITATION STATEMENT TO ITS STOCKHOLDERS. THE DEFINITIVE CONSENT SOLICITATION STATEMENT WILL

CONTAIN IMPORTANT INFORMATION ABOUT REFOCUS, THE GOING PRIVATE TRANSACTION AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TRANSACTION. THE CONSENT SOLICITATION STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION WILL BE AVAILABLE, AS AND WHEN FILED, FREE OF CHARGE AT THE SEC'S WEB SITE, WWW.SEC.GOV. IN ADDITION, THE CONSENT SOLICITATION STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE GOING PRIVATE TRANSACTION WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY WRITING TO REFOCUS GROUP AT THE ADDRESS SET FORTH IN THIS PRESS RELEASE.

PURSUANT TO INSTRUCTION 3 OF ITEM 4 OF SCHEDULE 14A, THE PARTICIPANTS IN THE SOLICITATION INCLUDE REFOCUS AND MEDCARE INVESTMENT FUND III, LTD, AND MAY INCLUDE THEIR RESPECTIVE AFFILIATES, DIRECTORS AND EXECUTIVE OFFICERS. INFORMATION CONCERNING THEM AND THEIR DIRECT AND INDIRECT INTERESTS IN REFOCUS IS CONTAINED IN THE PRELIMINARY REVISED SCHEDULE 14A FILED WITH THE SEC ON AUGUST 22, 2005.

FORWARD LOOKING STATEMENTS:

This release contains certain “forward-looking statements” relating to the business of Refocus Group, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including uncertainties relating to being able to continue as a going concern, assumption of manufacturing, marketing and distribution functions from a former licensee, product development, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. Refocus Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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